UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2022
DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-25464	26-2018846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Volvo Parkway
Chesapeake,	Virginia	23320
(Address of principal executive offices)		(Zip Code)

(757) 321-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DLTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2022, the Board of Directors of Dollar Tree, Inc. (the “Company”) appointed Jeffrey A. Davis, age 59, as Chief Financial Officer of the Company, effective upon commencement of his employment with the Company on a date to be mutually agreed. Kevin S. Wampler will continue in his current role as Chief Financial Officer until Mr. Davis begins employment with the Company, and thereafter will assist with the transition until Mr. Wampler’s expected separation from the Company in April 2023.

Since October 2018, Mr. Davis has served as the Chief Financial Officer of Qurate Retail Group, Inc., a leading retailer and media conglomerate comprised of seven retail brands including QVC, HSN and Zulily. From July 2017 until September 2018, Mr. Davis served as Executive Vice President and Chief Financial Officer of J. C. Penney Company, Inc., a retail company, and from July 2015 until March 2016, Mr. Davis served as Senior Vice President and Chief Financial Officer of Darden Restaurants, Inc., a restaurant operator. Mr Davis also served as Executive Vice President and Chief Financial Officer of the U.S. segment of Walmart Inc. from January 2014 to May 2015, and in various other positions of increasing responsibility with Walmart’s U.S. segment and its parent company from 2006 to 2013. Mr. Davis holds a bachelor’s degree in accounting from the Pennsylvania State University and a master’s degree in business administration from the Joseph M. Katz Graduate School of Business at the University of Pittsburgh.

Mr. Davis will receive an annual base salary of $825,000, subject to annual adjustment. Mr. Davis will also be eligible for an annual cash incentive bonus under the Company’s management incentive compensation plan, based on performance criteria established by the Compensation Committee of the Company’s Board of Directors. Mr. Davis’ target annual cash incentive bonus is 100% of his base salary. For fiscal 2022, the amount paid to Mr. Davis will be prorated based on the length of his service during the fiscal year. Beginning in fiscal 2023, Mr. Davis will also be eligible to receive an annual equity award with a target value of $2,000,000 based on performance criteria established by the Compensation Committee.

Mr. Davis will also receive a cash signing bonus of $300,000, payable within 30 days after the commencement of his employment. In the event that Mr. Davis voluntarily resigns from the Company or is terminated for cause during the two-year period following the payment of the signing bonus, the Company will be entitled to recover all or a portion of the signing bonus, depending on the timing of Mr. Davis’ departure. Mr. Davis will also receive an initial sign-on equity grant valued at $2,000,000, with one-half vesting one year from the grant date and one-half vesting two years from the grant date, with vesting conditioned on continued employment through the respective grant dates. Mr. Davis will also be eligible to participate in all employee benefit plans and programs generally available to the Company’s associates and officers, including the Company’s medical plans, deferred compensation plan, and the 401(k) plan. Until he is eligible for the Company’s benefit plans, Mr. Davis will receive reimbursement of a portion of his monthly health plan premium expenses up to a maximum of $2,000 per month. Mr. Davis will also be eligible to receive certain relocation benefits from the Company.

Mr. Davis does not have an employment contract with the Company, and his employment will be on an at-will basis. In connection with his employment, Mr. Davis and the Company will enter into an executive agreement containing certain restrictive covenants and providing for salary continuation benefits payable upon certain terminations of Mr. Davis’ employment with the Company, and will enter into a retention agreement providing a severance payment to Mr. Davis under certain circumstances in the event of a termination of employment following a change in control of the Company. Mr. Davis and the Company will also enter into the Company’s standard indemnity agreement for directors and officers, and Mr. Davis will be provided with certain additional indemnity protections.

There are no transactions between Mr. Davis or any member of his immediate family and the Company, or any of its subsidiaries, that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission. In addition, there are no family relationships between Mr. Davis and any current director or executive officer of the Company.

In connection with Mr. Wampler’s transition and separation from service, the Company entered into a letter agreement with Mr. Wampler on August 22, 2022. The letter agreement provides for the continuation of Mr. Wampler’s current compensation arrangements during the transition period until his separation from service. The letter agreement also provides that Mr. Wampler will be entitled to receive any incentive cash bonus or equity payouts from existing programs and grants for fiscal 2022 to the extent earned and payable in accordance with their terms. However, he will not be eligible to receive any new equity grants or participate in the annual cash bonus plan in fiscal 2023.

The Company and Mr. Wampler previously entered into an executive agreement providing for salary continuation payments to be paid to Mr. Wampler for a period of 24 months following his termination of employment with the Company. The letter agreement with Mr. Wampler amends his executive agreement with the Company to provide that the salary continuation payments that would otherwise be payable to Mr. Wampler following his separation from service will be reduced by the number of full months he serves at his current base salary between the transition date (when Mr. Davis begins serving as Chief Financial Officer of the Company) and Mr. Wampler’s separation date. Thus, the continuation of Mr. Wampler’s base salary during the transition period will have the effect of reducing the number of salary continuation payments Mr. Wampler is entitled to receive following his separation from service.

Item 7.01. Regulation FD Disclosure.

On August 25, 2022, the Company issued a press release announcing the appointment of Jeffrey A. Davis as Chief Financial Officer of the Company. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this item, including that incorporated by reference, is being furnished to the Securities and Exchange Commission. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

99.1     Press release, dated August 25, 2022, issued by Dollar Tree, Inc.

104     The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: August 25, 2022	By:	/s/ Michael A. Witynski
Michael A. Witynski
President and Chief Executive Officer